U.S. Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

INTELLINETICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 18, 2025

To Our Stockholders:

Notice is hereby given that the 2025 Annual Meeting of Stockholders of Intellinetics, Inc., (the “Company” or “Intellinetics”) will be held at 2190 Dividend Drive, Columbus, Ohio 43228 on June 18, 2025, at 3:00 p.m., local time, for the following purposes:

1	To elect six directors, each to hold office for a term of one year and until his or her successor is duly elected and qualified;

2	To ratify the appointment of GBQ Partners LLC (“GBQ”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

We have elected to provide access to our proxy materials primarily over the internet, pursuant to the Securities and Exchange Commission’s “Notice and Access” rules. We believe this process expedites stockholders’ receipt of proxy materials, while lowering the costs of our Annual Meeting and conserving natural resources. Beginning on or about May 1, 2025, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders entitled to notice of, and to vote at, the Annual Meeting, which contains instructions for accessing the attached proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. This proxy statement and the Annual Report are both available online at: https://www.iproxydirect.com/INLX.

The Board of Directors has fixed the close of business on April 21, 2025 as the record date for determining the stockholders who are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

By Order of the Board of Directors,

James F. DeSocio
President and Chief Executive Officer

Columbus, Ohio

April 30, 2025

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, you are urged to submit your proxy or voting instructions as soon as possible so that your shares can be voted at the Annual Meeting. You may vote your shares by Internet, phone or email or by completing, signing, dating and returning your proxy card.

For further instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting” in the proxy statement and the instructions on the proxy card or voting instruction form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON June 18, 2025:

The proxy statement and our 2024 Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at https://www.iproxydirect.com/INLX and also on our website at ir.intellinetics.com/sec-filings.

Stockholders requesting physical or email copies of the proxy materials and the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024 should follow the instructions provided in the Notice. These materials will be furnished without charge to any stockholder requesting it.

PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

PROXY STATEMENT

For The

2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 18, 2025

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

The Board of Directors (the “Board”) of Intellinetics, Inc. (“Intellinetics,” “Company,” “we,” “our” or “us”) is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place at 2190 Dividend Dr., Columbus, Ohio 43228 on June 18, 2025, at 3:00 PM, local time. As a stockholder of record as of the close of business on April 21, 2025, the record date for the Annual Meeting, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. We began mailing a Notice of Internet Availability of Proxy Materials on or about May 1, 2025.

What proxy materials are being sent?

As permitted by SEC rules, we are making our proxy materials available to stockholders online at https://www.iproxydirect.com/INLX. We began mailing a Notice of Internet Availability of Proxy Materials on or about May 1, 2025 to stockholders as of the record date for the Annual Meeting.

If you choose to receive future proxy materials electronically, you will receive an email next year with links to the proxy materials and proxy voting site.

SEC rules also permit companies and intermediaries, such as brokers, to satisfy Notice and proxy material delivery requirements for multiple stockholders with the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. We follow this practice, known as “householding,” unless we have received contrary instructions from any stockholder at that address.

If you received more than one Notice or full set of proxy materials, then your shares are either registered in more than one name or are held in different accounts. Please vote the shares covered by each Notice or proxy card. To modify your instructions so that you receive one Notice or proxy card for each account or name, please contact your broker. Your “householding” election will continue until you are notified otherwise or until you revoke your consent.

To make a change regarding the form in which you receive proxy materials (electronically or in print), or to request receipt of a separate set of documents to a household, contact our Investor Relations Department (through our website at intellinetics.com/contact, by email at investors@intellinetics.com, by phone at (614) 921-8170 or by mail at 2190 Dividend Dr., Columbus, Ohio 43228).

What information is contained in this proxy statement?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our corporate governance, the compensation of our directors and of our executive officers, and certain other required information. Our 2024 Annual Report and a proxy card are also included with this proxy statement.

What proposals will stockholders vote on at the Annual Meeting?

Stockholders will vote on two proposals at the Annual Meeting:

●	the election of six directors, each to hold office for a term of one year (Proposal 1);

●	the ratification of the Audit Committee’s appointment of GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2).

We will also consider any other business that properly comes before the Annual Meeting, although as of the date of this proxy statement we are not aware of any other matters to be presented at the Annual Meeting other than as set forth in this proxy statement.

How does the Board of Directors recommend that I vote my shares?

Our Board of Directors recommends that you vote your shares:

●	“FOR” the election as directors of the six nominees named in this proxy statement (Proposal 1);

●	“FOR” the ratification of the Audit Committee’s appointment of GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2).

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Who is entitled to vote at the Annual Meeting?

Each holder of record of shares of our common stock as of the close of business on April 21, 2025, which is the record date for the Annual Meeting, is entitled to vote at the Annual Meeting. Each share of our common stock outstanding as of the close of business on the record date is entitled to one vote on each proposal presented at the Annual Meeting. You may vote all shares owned by you as of the record date, including shares that are held directly in your name as the stockholder of record, and shares that are held for you as the beneficial owner in street name through a brokerage firm, bank, trustee or other nominee. As of the close of business on the record date, 4,314,458 shares of common stock were outstanding and entitled to vote.

What is the difference between holding shares as a “stockholder of record” and as a beneficial owner in “street name”?

These terms describe how your shares are held. Several of our stockholders hold their shares beneficially through a brokerage firm, bank, trustee or other nominee rather than directly in their own name. As described below, there are some very important distinctions between shares held of record and those owned beneficially.

Shares held of record: If your shares are registered directly in your name with our transfer agent, Standard Registrar & Transfer Company, you are considered the “stockholder of record” of those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have prepared a proxy card for you to use. You may also vote by Internet, phone, email, as described on the proxy card and as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

Shares owned beneficially: If your shares are held in an account by a brokerage firm, bank, trustee or other nominee in its name as a custodian, then you are considered the beneficial owner of those shares, which are held in “street name,” and these proxy materials are being forwarded to you by your brokerage firm or other nominee, which is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your brokerage firm or other nominee how to vote those shares, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record of those shares, you may not vote those shares in person at the Annual Meeting unless you obtain a legal proxy from the brokerage firm or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Your brokerage firm or other nominee has enclosed or provided voting instructions for you to use in directing your brokerage firm or other nominee how to vote your shares. Many brokerage firms and banks, as well as some other nominees, also offer voting on the Internet or by telephone. Please refer to the voting instruction form you received from your brokerage firm or other nominee for instructions on the voting methods they offer.

Can I attend the Annual Meeting?

You are entitled and invited to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner of shares held in street name as of the record date or hold a valid proxy for the Annual Meeting.

Can I vote my shares in person at the Annual Meeting?

If you are a stockholder of record as of the record date, you may vote your shares in person at the Annual Meeting. If you are a beneficial owner of shares held in street name as of the record date, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy from the brokerage firm or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

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How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as a stockholder of record or indirectly as a beneficial owner in street name, you may direct how your shares are voted without attending the Annual Meeting.

If you are a stockholder of record, you may vote your shares by submitting a proxy by one of the following methods:

By Internet : Stockholders of record may submit proxies through the Internet by following the instructions on their proxy cards until 11:59 p.m., Eastern Time, on June 17, 2025.

By Phone : Stockholders of record may submit proxies by phone by following the instructions on their proxy cards until 5:00 p.m., Eastern Time, on June 17, 2025.

By Email : Stockholders of record may submit proxies by email by following the instructions on their proxy cards until 11:59 p.m., Eastern Time, on June 17, 2025.

By Mail : Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

If you hold shares beneficially in street name, you may vote by submitting voting instructions to your brokerage firm or other nominee. Most stockholders who hold shares beneficially in street name may vote by Internet or by telephone by accessing the Internet website or by calling the number specified on the voting instruction cards provided by their brokerage firms or other nominees, or by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelope. Please refer to the voting instruction card provided by your brokerage firm or other nominee for details. Since a beneficial owner is not the stockholder of record, you will not be entitled to vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the brokerage firm or other nominee that holds your shares giving you the right to vote the shares at the meeting.

Can I revoke my proxy and change my vote after I have voted?

You may revoke your proxy and change your vote at any time prior to the taking of the vote at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy and change your vote by taking any of the following actions before your shares are voted at the Annual Meeting:

●	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above under “How can I vote my shares without attending the Annual Meeting,” until the applicable deadline for each method;

●	delivering a written notice of revocation to our Secretary at Intellinetics, Inc., 2190 Dividend Drive, Columbus, Ohio 43228; or

●	attending the Annual Meeting and voting your shares in person, although your attendance at the Annual Meeting will not in and of itself constitute the revocation of your proxy.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your brokerage firm or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your brokerage firm or other nominee granting you the right to vote your shares, by attending the Annual Meeting and voting in person.

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How will my shares be voted if I sign and return my proxy card or voting instruction form without specifying how they should be voted?

If you provide specific voting instructions with respect to any proposals, your shares will be voted as you specify on such proposals. If you are a stockholder of record and sign and return your proxy card without specifying how your shares are to be voted on some or all of the proposals, then your shares will be voted on those proposals as recommended by the Board of Directors. See “How does the Board of Directors recommend that I vote my shares?” above. If you are a beneficial owner of shares held in street name and either sign and return your voting instruction form without specifying how your shares are to be voted on some or all of the proposals or you do not sign and return a voting instruction form, then your brokerage firm or other nominee may generally vote your shares in its discretion on “routine” proposals but not on proposals that are not routine. See “How are broker non-votes and abstentions treated?” below.

What is the quorum requirement for the Annual Meeting?

The quorum requirement is the minimum number of shares that must be present at the Annual Meeting for us to hold the meeting and conduct business. For a quorum to exist, the holders of 35% of the shares of common stock outstanding as of the record date must be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes, as discussed below, are counted as present for the purpose of determining the presence of a quorum.

How are broker non-votes and abstentions treated?

Generally, “broker non-votes” occur on a proposal when shares held of record by a brokerage firm or other nominee in street name for a beneficial owner are not voted on that proposal because the brokerage firm or other nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote those shares on that proposal. A brokerage firm or other nominee is entitled to vote shares held for a beneficial owner on routine proposals without instructions from the beneficial owner of those shares. However, a brokerage firm or other nominee is not entitled to vote shares for a beneficial owner on non-routine proposals absent instructions from the beneficial owner of such shares. Broker non-votes are counted for purposes of determining whether a quorum exists, but are not counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on any proposal.

We expect that Proposal 1 - the election of directors - will be treated as a non-routine proposal. If you hold your shares in street name and do not instruct your brokerage firm or other nominee how to vote your shares with respect to this proposal, then your brokerage firm or other nominee will not be permitted to vote your shares on this proposal and your shares will be counted as broker non-votes on this proposal. The ratification of the appointment of our independent auditors (Proposal 2) will be treated as a routine proposal, so if you hold your shares in street name and do not instruct your brokerage firm or other nominee how to vote your shares with respect to that proposal, then your brokerage firm or other nominee will be permitted to vote your shares on that proposal.

Abstentions are deemed present at the Annual Meeting and are counted for purposes of determining whether a quorum exists and are generally counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, except in the election of directors.

More information about the effects of broker non-votes and abstentions on the three proposals to be voted on by our stockholders at the Annual Meeting is provided in “What vote is required to approve each Proposal?” below.

What vote is required to approve each Proposal?

On Proposal 1, the election of six directors, the directors are to be elected by a plurality of the votes cast with respect to such director by the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on Proposal 1. A “plurality of the votes cast” for purposes of the election of directors means that the six candidates receiving the highest number of votes cast shall be elected as the six directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

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On Proposal 2, the ratification of the Audit Committee’s appointment of GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2025, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on Proposal 2 is required to ratify the appointment of GBQ. Abstentions will have the same effect as votes against Proposal 2, while broker non-votes will have no effect on the outcome of the vote on Proposal 2.

Is cumulative voting permitted for the election of directors?

No, you may not cumulate your votes for the election of directors.

What happens if additional matters are presented at the Annual Meeting?

Other than the two proposals described in this proxy statement, as of the date of this proxy statement we are not aware of any other business to be acted upon at the Annual Meeting. If any additional matters are properly presented for a vote at the Annual Meeting, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.

Who will count the votes?

The Board will appoint an inspector of elections who is not an employee of the Company to count the votes for the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and the certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management and the Board of Directors.

What should I do if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in different names or are held in more than one account. Please vote all your shares by voting each proxy card and voting instruction card that you receive.

How can I access the proxy materials and annual report electronically?

This proxy statement and our 2024 Annual Report are available at https://www.iproxydirect.com/INLX and also on our website at ir.intellinetics.com/sec-filings.

Where can I find the voting results for the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. We will file a Current Report on Form 8-K with the Securities and Exchange Commission within four business days of the Annual Meeting announcing the final voting results.

If I vote against any Proposal, am I entitled to appraisal rights?

Under Nevada law, stockholders are not entitled to appraisal rights with respect to either of Proposals 1 or 2.

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Who pays the costs of this proxy solicitation?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes and proxies. If you choose to access these proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

In addition to the mailing of these proxy materials, we may also solicit proxies in person or by mail, telephone, facsimile, email or other means of communication by our directors, officers and employees, but we will not provide any additional or special compensation for such soliciting activities.

We will request that brokerage houses, banks, nominees, trustees and other custodians forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares, and, upon request, we will reimburse those custodians for their reasonable out-of-pocket expenses incurred in forwarding those materials.

In addition, we have engaged Alliance Advisors, a professional proxy solicitation firm, to assist us in the solicitation of proxies for an estimated fee of between $3,500 and 10,000, plus customary costs and expenses for those services.

Corporate Governance

We believe that our corporate governance principles and practices provide an important framework to ensure that our company is managed on a sound basis for the long-term benefit of our stockholders. Our Board of Directors continues to develop its corporate governance policies and practices in light of current operations of the Company to meet laws and regulations, including the rules and regulations of the SEC, the corporate governance requirements of the NYSE American stock exchange, and best practices in corporate governance.

Board Composition

Our business and affairs are managed under the direction of our Board of Directors, currently consisting of seven members. We believe that our corporate governance principles and practices provide an important framework to ensure that our company is managed on a sound basis for the long-term benefit of our stockholders. Our Board of Directors has developed its corporate governance policies and practices to meet laws and regulations, including the rules and regulations of the SEC, and best practices in corporate governance.

Director Independence

We are listed on NYSE American and use the definition of independence as set forth in the rules of the NYSE American stock exchange, which we sometimes refer to as our standards of director independence. Currently, the Board of Directors consists of five directors, of which independent directors constitute a majority. Upon the proposed election of a sixth director, Russell Bernier, independent directors will constitute 50% of our board, which is permitted for us as a smaller reporting company.

The charters of our Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee all requires that all members of each committee be independent, unless otherwise permitted by the rules of the NYSE American stock exchange and the SEC. Currently, John Guttilla, Stanley Jaworski, Jr., and Paul Seid serve as our independent directors.

Meetings of the Board of Directors

Our Board of Directors, which currently consists of six directors, meets regularly throughout the year and holds special meetings whenever circumstances require. The Board of Directors held a total of 4 meetings during 2024. During 2024, each director attended at least 88% of the total number of meetings of the Board and of the committees of the Board on which such director served, and our directors in the aggregate attended 98% of the total number of meetings of the Board and committees on which they served.

Executive Sessions

Executive sessions of independent directors, without any management director or other members of management being present, are held at the request of the independent directors as they deem necessary or appropriate. The sessions may be held in conjunction with a Board committee meeting at which no management director is present. Any independent director can request that additional executive sessions be scheduled.

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Director Attendance at Annual Meetings of Stockholders

The Board of Directors expects all directors to attend each Annual Meeting of Stockholders, either in person or telephonically, except where the failure to attend is due to unavoidable or unforeseeable circumstances. Last year, 16% of the directors attended the Annual Meeting of Stockholders, either in person or telephonically.

Committees of the Board of Directors

Our Board of Directors has established a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The membership of each committee and its functions, duties and responsibilities are discussed below. Each committee operates under a written charter that has been adopted by our Board. Each member of each of these Board committees is an independent director, except as permitted by the rules of the NYSE American stock exchange.

Audit Committee

Our Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. In 2024, the Audit Committee consisted of John Guttilla (Chairman), Roger Kahn, and Paul Seid. Roger Kahn served on the Audit Committee until his resignation from the Board on February 18, 2025. The Board of Directors has determined that all members are independent under our standards of director independence. The Board of Directors has determined that each member of the Audit Committee is financially literate and that John Guttilla qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act. The Audit Committee met four times during 2024.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight and monitoring responsibilities relating to:

●	the quality and integrity of our financial statements;

●	our system of internal control over financial reporting and disclosure controls and procedures;

●	the quality and integrity of our auditing, accounting and financial reporting processes generally;

●	the audits of our annual financial statements and the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm;

●	the design and implementation of the internal audit function; and

●	our compliance with legal and regulatory requirements.

The Audit Committee’s duties and responsibilities include:

●	reviewing and discussing with management and our independent registered public accounting firm our annual audited and quarterly unaudited consolidated financial statements;

●	determining whether to recommend to the Board of Directors that our annual consolidated financial statements be included in our Annual Report on Form 10-K;

●	reviewing with management any earnings announcements or guidance forecasts and other announcements regarding our historical or projected results of operations;

●	selecting, appointing and, when appropriate, terminating our independent registered public accounting firm;

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●	reviewing and pre-approving the nature, scope and fee arrangements of the annual audit and non-audit services of our independent registered public accounting firm;

●	reviewing the qualifications, performance and independence of our independent registered public accounting firm;

●	reviewing the scope and the results of the annual audit of our consolidated financial statements by our independent registered public accounting firm;

●	reviewing and discussing with management and our independent registered public accounting firm our accounting and financial reporting practices and procedures and the design, implementation, adequacy and effectiveness of our system of internal controls;

●	preparing the annual Audit Committee report required by the rules of the SEC to be included in our proxy statement for our annual meetings of stockholders;

●	reviewing any transaction that involves a potential conflict of interest or a related person;

●	adopting and overseeing procedures for the receipt, retention and treatment of employee concerns and complaints regarding accounting, internal controls or auditing matters; and

●	providing other assistance to the Board of Directors, as requested, with respect to our financial, accounting and reporting practices.

The Audit Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A current copy of the Audit Committee Charter is available at ir.intellinetics.com/corporate-governance.

Compensation Committee

Our Board of Directors has established a Compensation Committee. In 2024, the members of the Compensation Committee were Stanley P. Jaworski (Chairman), William Cooke, John Guttilla, and Michael Taglich. William Cooke served on the Compensation Committee until his resignation from the Board on June 20, 2024. The Board of Directors has determined that all members of the Compensation Committee are independent under our standards of director independence, except for Michael Taglich. In addition, each member of the Compensation Committee meets the definition of a “non-employee director” under Section 16b-3 of the Exchange Act, except for Michael Taglich. As a smaller reporting company, the Company relies on an exception to NYSE American stock exchange independence rules, which allows Michael Taglich to be a member of the Compensation Committee. We anticipate Mr. Taglich to become independent by 2026. The Compensation Committee met three times during 2024 and also took action by unanimous written consent.

The primary purposes of the Compensation Committee are to review and approve the compensation of our executive officers and to oversee our compensation plans and policies generally. The Compensation Committee’s duties and responsibilities include:

●	establishing, reviewing and approving our general compensation philosophy and strategy;

●	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, and evaluating their performance in light of those corporate goals and objectives, and determining and approving their compensation based on that evaluation;

●	overseeing, evaluating and, as directed by the Board, administering and recommending changes to our incentive compensation plans and programs;

●	approving employment agreements, severance agreements, change in control agreements and other compensation agreements and arrangements for our executive officers;

●	reviewing and approving the compensation of directors;

●	evaluating and assessing any risks and excessive risk-taking activities encouraged by our compensation programs and policies;

●	reviewing the results of the advisory vote by stockholders on the compensation of our named executive officers;

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●	reviewing, modifying and making recommendations with respect to, and monitoring compliance with, our stock ownership guidelines; and

●	preparing the annual Compensation Committee report required by the rules of the SEC to be included in our proxy statement for our annual meeting of stockholders.

The Compensation Committee does not generally exercise its power to delegate its authority to subcommittees and officers. The Compensation Committee has the authority under its charter to retain, approve fees for, and terminate independent experts, consultants, and advisors as it deems necessary to assist in the fulfillment of its responsibilities. To date, the Compensation Committee has not engaged an independent compensation consultant.

While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer, the Compensation Committee is responsible for making the final decisions on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations.

The Compensation Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A current copy of the Compensation Committee Charter is available at ir.intellinetics.com/corporate-governance.

Nominating and Corporate Governance Committee

Our Board of Directors has established a Nominating and Corporate Governance Committee. In 2024, the members of the Nominating and Corporate Governance Committee were Roger Kahn (Chairman) and Stanley Jaworski, Jr. Mr. Kahn resigned from the board on February 18, 2025, Mr. Taglich was appointed to the committee on March 4, 2025, and John Guttilla was appointed to the committee on April 28, 2025. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are independent under our standards of director independence, except for Michael Taglich. As a smaller reporting company, the Company relies on an exception to NYSE American stock exchange independence rules, which allows Michael Taglich to be a member of the Nominating and Corporate Governance Committee. We anticipate Mr. Taglich to become independent by 2026. The Nominating and Corporate Governance Committee did not meet during 2024 but took action by unanimous written consent.

The primary purposes of the Nominating and Corporate Governance Committee are to:

●	identify and recommend individuals qualified to become members of the Board of Directors and its committees;

●	determine the Board’s size, composition, procedures, governance and committees;

●	develop, review and assess, our corporate governance principles and policies;

●	develop qualification criteria for Board membership;

●	review and recommend independence determinations with respect to the directors;

●	recommend Board committee assignments;

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●	oversee our Board’s performance and self-evaluation process;

●	oversee risks and exposures associated with director nominations and qualifications, corporate governance and overall Board effectiveness; and

●	review governance-related stockholder proposals and recommend Board responses.

The Nominating and Corporate Governance Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A current copy of the Nominating and Corporate Governance Committee Charter is available at ir.intellinetics.com/corporate-governance.

Board Leadership Structure

Our Board of Directors has determined that at the present time it is in the best interests of our company and our stockholders to separate the roles and offices of the Chairman of the Board from the Chief Executive Officer in recognition of the differences between their roles, thereby allowing our Chief Executive Officer to focus on the day-to-day running of our company. The Board determined that this structure is optimal for us under our current circumstances because it allows James F. DeSocio, our Chief Executive Officer to devote his full attention and energy to setting and executing the strategic plan for our company and to providing day-to-day management and leadership of our company and our business and affairs, while allowing our Chairman to lead and direct Board meetings and to facilitate other Board activities and the flow of information between management and directors. Over the two most recently completed fiscal years, the Chairman of the Board was William Cooke, until his resignation and retirement in June of 2024, at which time, Michael Taglich was appointed as Chairman. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board, strengthens the Board’s independence from management and provides the appropriate leadership to help ensure effective risk oversight by the Board.

The offices of Chairman of the Board and Chief Executive Officer have been held by separate persons since 2012. However, the Board of Directors recognizes that circumstances may change over time. Accordingly, the Board of Directors has not adopted a formal policy requiring us to separate the roles of Chairman of the Board and Chief Executive Officer but rather believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and the Chief Executive Officer from time to time in a manner that is in the best interests of our company and our stockholders based upon then prevailing circumstances. We believe our current leadership structure is serving the best interests of our company and our stockholders.

Nominations of Directors

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size and composition of the Board of Directors, the needs and the respective committees of the Board, and the qualifications of candidates in light of those needs.

In selecting candidates for nomination at an annual meeting of stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at that meeting desire and are qualified to continue their service on the Board of Directors. The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the Board, and who the Nominating and Corporate Governance Committee believes will continue to make important contributions to the Board.

If there are Board positions for which the Nominating and Corporate Governance Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including Board members, management, business contacts, stockholders and other appropriate sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the criteria for membership set forth below under “Qualifications of Nominees for Director.”

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Qualifications of Nominees for Director

The Nominating and Corporate Governance Committee is responsible for reviewing the requisite qualifications and skills of director candidates in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. While the Nominating and Corporate Governance Committee has not established specific requirements or policies regarding age, education, years of experience, diversity or specific types of skills for potential candidates, it analyzes certain criteria and qualifications that candidates for membership on the Board of Directors should possess. No particular criterion is necessarily applicable to all prospective nominees. Except in limited and exceptional circumstances, each candidate to serve on the Board of Directors should have the following qualifications:

●	A reputation for high personal and professional integrity, strong moral character and adherence to our high ethical standards and values.

●	The absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the candidate serving as a director, and no other interests that would materially impair the candidate’s ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders.

●	Holds or has held a recognized position of leadership in the candidate’s community or the candidate’s field of endeavor, and has demonstrated high levels of achievement in the candidate’s community or field.

●	Business acumen and experience, inquisitiveness, strong analytical skills and the ability to exercise sound business judgment and common sense in matters that relate to our current and long-term objectives .

●	A general level of expertise and experience in our business areas.

●	The ability to read and understand basic financial statements and other financial information pertaining to us.

●	A commitment to understanding our company and our business, industry and strategic objectives.

●	The availability and a commitment to devote adequate time to the Board and its committees and the ability to generally fulfill all responsibilities as a member of our Board of Directors, including to regularly attend and participate in meetings of the Board, Board committees and stockholders, in light of the number of other company boards on which the candidate serves and the candidate’s other personal and professional commitments.

●	The willingness and ability to represent fairly and to act in the interests of all of our stockholders rather than the interests of any particular stockholder, special interest group or other constituency.

●	For prospective non-employee directors, independence under SEC rules and regulations.

●	The willingness to accept the nomination to serve as a member of our Board of Directors.

●	Whether the prospective nominee will foster a diversity of skills, experiences and backgrounds on the Board.

●	Whether the prospective nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC rules.

●	For incumbent directors standing for re-election, the incumbent director’s performance during his term, including the number of meetings attended, the level of participation, and overall contribution to the Board.

●	The composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

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From time to time the Nominating and Corporate Governance Committee may identify certain other skills or attributes as being particularly desirable to help meet specific Board needs that have arisen. While our Board has not adopted a specific or formal policy on diversity with respect to directors, they share a commitment to an inclusive culture, endorse equal opportunity principles and practices and seek nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. We believe that the backgrounds and qualifications of the members of the Board, considered as a group, should provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board is committed to nondiscrimination on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law in selecting nominees.

Recommendations and Nominations by Stockholders

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted written nominations from stockholders for nominees for director. In general, persons properly recommended by stockholders as nominees for director are evaluated on the same basis as candidates recommended by other sources. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and us, personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the board and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request.

Nominations by stockholders for director candidates must be addressed to:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

Attention: Chief Financial Officer

Role of the Board in Risk Oversight

Risk is inherent in every business. We face a number of risks, including operational, financial, legal, regulatory, safety, strategic and reputational risks. While management is responsible for the day-to-day management of the risks we face, the role of our Board is to engage in the oversight of risk management and encourage management to promote a culture that actively manages risks as a part of our corporate strategy and operations. The Board’s role in the risk oversight process includes regular communication with members of senior management on areas of material risk to us, which enables the Board to understand our risk identification, assessment and management and our risk mitigation strategies. There is not a separate Risk Committee.

Each Board committee considers risk within its areas of responsibility and keeps the Board regularly informed through committee reports about such risks. The Audit Committee assists the Board with respect to risk management primarily in the areas of accounting, financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board primarily with respect to the management of risks related to our compensation programs, policies and practices. The Nominating and Corporate Governance Committee assists the Board primarily with respect to the management of risks associated with Board organization, membership and structure and with corporate governance. This allocation of risk oversight responsibilities enables the Board of Directors and its committees to coordinate the risk oversight role. The full Board considers our risk profile and focuses on the most significant risk factors facing us with the goal of ensuring that all material risks are identified and appropriate risk mitigation measures are implemented.

We believe that the Board’s leadership structure, as discussed above, is consistent with the roles of the Board and the Board committees in risk oversight. The Board has found that its current structure, with the separation of the roles of the Chairman of the Board and the Chief Executive Officer, supports the Board’s risk oversight activities, because the Chief Executive Officer and other members of senior management have responsibility for the management of risk and our Board, led by our Chairman, provides oversight of that risk management, and because various aspects of risk oversight are allocated among the committees of the Board within their areas of responsibility.

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Legal Proceedings

We are not aware of any material proceedings in which any of our directors, executive officers or affiliates, any owner of record or beneficial owner of more than 5% of our common stock, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us.

Insider Trading Prevention Policy; Hedging and Pledging Policy

We have adopted an insider trading prevention policy governing the purchase, sale and other dispositions of our securities that applies to each of our directors, officers, employees, consultants and their immediate family members. We believe the insider trading prevention policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE American listing standards. A copy of our insider trading prevention policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024. It is also our policy that we do not engage in transactions in Company securities while in possession of material nonpublic information concerning the Company or our securities.

As part of our insider trading prevention policy, our directors and executive officers are prohibited from engaging in any hedging or monetization transactions of our company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our insider trading prevention policy generally prohibits our directors and executive officers from holding company securities in a margin account or pledging company securities as collateral for a loan.

Codes of Ethics

We have adopted a Code of Ethics and Conduct, designed to encourage our directors, officers and employees to act with the highest level of integrity. This code is available on the Investor Relations section of our website at ir.intellinetics.com/corporate-governance.

The Intellinetics, Inc. Code of Ethics and Conduct is a code of conduct that applies to all of our directors, officers and employees. Under the Code of Ethics and Conduct, each officer, director and employee is required to maintain a commitment to high standards of business conduct and ethics. The Code of Ethics and Conduct covers many areas of professional conduct, including conflicts of interest, protection of confidential information, and strict adherence to laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Conduct.

If we make any amendment to, or grant any waiver from a provision of, our code of conduct with respect to any director, executive officer or senior financial officer, we will disclose the nature of such amendment or waiver on our website, in a Current Report on Form 8-K or both.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors. No member of the Compensation Committee is or has ever been an officer or employee of us or of any of our subsidiaries. None of our executive officers serves as a member of the board of directors or of the compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or of our Compensation Committee.

Access to Management and Outside Advisors

Our directors have full and unrestricted access to our management and employees. Our Board of Directors and its committees have the right to retain outside advisors and consultants of their choosing at our expense, without the consent or approval of management.

Communications with the Board of Directors

While the Board believes that management speaks for our company, any stockholder who wishes to communicate directly with the Board of Directors, any committee of the Board or any individual director may do so by directing a written request addressed to such director or directors as follows:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, OH 43228

Attention: Chief Financial Officer

Communications directed to members of the Board will be forwarded to the intended Board members, unless such communications are deemed advertisements or promotional, clearly unrelated to our business or to Board or committee matters, or unduly hostile, threatening, illegal or otherwise unnecessary or inappropriate to forward.

13

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of five members, and the Board has proposed that it be increased to six members at the Annual Meeting. Under our Articles of Incorporation and Bylaws, the members of the Board must be re-elected each year at the Annual Meeting of the Stockholders. Each director serves in office until the expiration of his term and until his successor is duly elected and qualified. The terms of all five directors expire at the Annual Meeting: Michael Taglich, James F. DeSocio, John Guttilla, Stanley P. Jaworski, Jr., and Paul Seid.

The Board of Directors has unanimously nominated Michael Taglich, James F. DeSocio, John Guttilla, Stanley P. Jaworski, Jr., and Paul Seid to be re-elected as directors at the Annual Meeting, to serve as directors for a term of one year. The Board of Directors has also unanimously nominated Russell Bernier to be elected as an additional director at the Annual Meeting, also to serve for a term of one year.

Michael Taglich, James F. DeSocio, John Guttilla, Stanley P. Jaworski, Jr., Paul Seid, and Russell Bernier have each agreed to serve as a director if elected by the stockholders at the Annual Meeting. The Board of Directors has no reason to believe that any of the nominees will be unable to serve. However, if any nominee should become unexpectedly unable to serve as a director, then the persons appointed as proxies in the accompanying proxy card intend to vote for such other nominee as the Board of Directors may designate unless the size of the Board is reduced by the Board of Directors.

Set forth below is information as of the date of this proxy statement about the nominees. In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee that led our Board of Directors to conclude that such person should serve as a director, we also believe that each nominee has demonstrated a high level of leadership experience, business acumen, integrity and honesty, and an ability to exercise sound judgment and deal with complex problems, as well as a commitment of service to our company and our Board. Our Board of Directors believes that these skills and qualifications, combined with the diverse backgrounds, experience, expertise and perspectives of our directors, contribute to robust and productive discussions in the boardroom and the ability of the Board to work in a positive and collegial fashion that benefits our company and our stockholders by creating a strong and effective Board of Directors. The Board considers the composition of the Board in light of our evolving business requirements and its assessment of the Board’s performance to ensure that the Board has the appropriate mix of skills and experiences needed for the broad set of challenges that it confronts and the responsibilities it has. Based on all of these qualifications, the Board of Directors believes that each nominee has the appropriate set of skills and qualifications to serve as members of the Board and to benefit our company and our stockholders as Board members.

Nominees

Michael Taglich, 59. Mr. Taglich was appointed as a member of our board of directors on October 27, 2023. Mr. Taglich is the Chairman and President of Taglich Brothers, Inc., a New York based securities firm which he co-founded in 1992 with his brother Robert Taglich. Taglich Brothers, Inc. focuses on public and private micro-cap companies in a wide variety of industries. He is currently the Chairman of the Board of Mare Island Dry Dock Inc., a privately-held company. He also serves as a director of DecisionPoint Systems Inc. (NYSE/AMEX, DPSI), Air Industries Inc (NYSE/AMEX, AIRI) and a number of other private companies. Mr. Taglich received a Bachelor’s Degree in Business Administration from New York University. We believe Mr. Taglich is well qualified to serve on our Board due to his extensive professional experience which spans various aspects of senior management, including finance, operations and strategic planning, and his experience serving on the board of directors for other public companies.

James F. DeSocio, 69, is the current President, Chief Executive Officer, and has served as a member of our Board of Directors since September 25, 2017. Prior to joining the Company, Mr. DeSocio served as Chief Revenue Officer at Relayware, LLC, a global provider of Partner Relationship Management solutions, from January 2015 to September 2017. From January 2013 to November 2014, Mr. DeSocio served as Executive Vice President of Operations for XRS Corporation, a fleet management software solutions provider. From October 2007 to September 2012, Mr. DeSocio served as Executive Vice President of Sales and Business Development for Antenna Software, Inc., a business mobility solutions provider. Since January of 2020, Mr. DeSocio also serves as Chairman of the Board of Pica9, a New York-based digital marketing company. We believe Mr. DeSocio is qualified to serve on our Board due to his extensive experience in sales, marketing, international operations, and mergers and acquisitions.

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John Guttilla, 68, was elected to our board on November 10, 2022. Mr. Guttilla is a Partner with the accounting firm of Marcum LLP. Mr. Guttilla joined the accounting firm of Rotenberg Meril in 1988, and during his tenure, served as a member of the firm’s management committee and director of the firm’s Financial Services Department. Rotenberg Meril merged into Marcum LLP in February of 2022. From 2005 to 2019, Mr. Guttilla served as a director and Chairman of the Audit Committee of Orchids Paper Products Company, which was a public company prior to its acquisition in 2019. Since 2014, Mr. Guttilla has been a director and Audit Committee Chairman of DecisionPoint Systems, Inc., a public company. Mr. Guttilla is a certified public accountant and holds a B.S. degree in Accounting from Fordham University and a Master’s in Taxation from St. John’s University. We believe Mr. Guttilla is qualified to serve on the Board due to his accounting background and experience as a director of the board for other public companies.

Stanley P. Jaworski, Jr., 75. Mr. Jaworski was named to the Intellinetics Board on June 22, 2023 and is a 40-year veteran of the technology industry. Mr. Jaworski is currently President and Principal Advisor of Opus2 Ventures, LLC, a management advisory firm he founded in 2016. Opus2 Ventures is dedicated to assisting company boards, management, and functional leadership in developing and transforming successful go-to-market strategy. Mr. Jaworski previously served as Chairman of the Board at DecisionPoint Systems, Inc., an Enterprise Mobility solutions integrator, from 2016 to 2024. Prior to his current role, Mr. Jaworski spent a combined twenty-five years with Motorola Solutions (NYSE:MSI) and Symbol Technologies providing mobility solutions to various vertical markets such as Retail, Healthcare, Transportation/Logistics and Distribution. At Motorola Solutions, Mr. Jaworski was Vice President, Americas Marketing and at Symbol he spent nearly two decades taking on roles of increasing responsibility in marketing, channels and field operations. During that time, he served as Vice President, Worldwide Channels and Alliances and Vice President, Worldwide Corporate Marketing. Additionally, Mr. Jaworski was VP, Global Marketing at the Comodo Group, Chief Marketing Officer for VBrick Systems, Inc. and Vice President of Worldwide Channel Marketing for NetApp, Inc. He started his business career at AMF, Inc. serving in business development and product marketing roles. He received his undergraduate degree from The State University of New York and an MBA from Long Island University. We believe Mr. Jaworski is well qualified to serve on our Board due to his experience as a board chair and in executive leadership positions in the data storage and data management industries.

Paul A. Seid, 76. Starting in 2013, Mr. Seid has served as Chief Executive Officer of RST Automation, a maker of hospital robotic devices which was established 2004. For the past eighteen years he has been President of Strategic Data Marketing, a research and data collection company. He has also founded, bought and/or sold over twenty companies in Asia, Europe, North, and South America. Mr. Seid graduated from Queen’s College, a division of the City University of New York, in 1968 with a Bachelor’s degree in Political Science. Since 2010, Mr. Seid has served on the board of directors of BioVentrix, a privately held medical device company, and since 2014, he has served on the board of directors of BGSF Inc. (NYSE:BGSF), a workforce solutions company. Mr. Seid has held numerous other board of directors and consulting positions. We believe that Mr. Seid should serve as a member of the Board due to his extensive experience growing diverse businesses.

Russell Bernier, 59. With over 35 years of experience in the financial industry, Mr. Bernier has developed a distinguished career. For the past 20 years, he has served as Vice President of Institutional Sales at Taglich Brothers, Inc. Previously, he worked as a Financial Advisor at JP Morgan Chase’s Small Business Unit, offering expert advice on investments and asset allocation to a diverse range of clients. His portfolio included not only small business clients but also high-profile figures, such as Council Generals and Ambassadors from multiple countries, as his territory spanned the United Nations. Mr. Bernier holds Series 7, 63, 24, and 65 licenses and earned his degree in Electrical Engineering from Farmingdale State College. We believe Mr. Bernier is qualified to serve on the Board due to his background and experience in financial planning and financial markets.

Vote Required

Our Bylaws require that each director be elected by a plurality of the votes cast by the holders of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting with respect to the directors. A “plurality of the votes cast” means that the six candidates receiving the highest number of votes cast shall be elected as the six directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE SIX NOMINEES:

MICHAEL TAGLICH, James F. DeSocio,

JOHN GUTTILLA, sTANLEY P. JAWORSKI JR., PAUL A. SEID, AND russell bernier

Proxy cards properly signed and timely returned to us will be so voted,

unless contrary instructions are specified.

15

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

The Audit Committee of the Board of Directors has appointed GBQ to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. GBQ has served as our independent registered public accounting firm since September 4, 2012.

At the Annual Meeting, our stockholders will be asked to ratify the Audit Committee’s appointment of GBQ as our registered public accounting firm for fiscal year 2025. While stockholder ratification of the appointment of GBQ is not required by our by-laws or by any other applicable legal requirement, we are submitting this appointment to our stockholders for ratification as a matter of good corporate governance. If our stockholders do not ratify the appointment of GBQ, then the Audit Committee will reconsider the appointment, although it may still determine to retain this appointment. Even if the appointment of GBQ is ratified by our stockholders, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

We expect that one or more representatives of GBQ will be present in person or telephonically at the Annual Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire to do so.

The aggregate fees for professional services rendered to us by GBQ for the fiscal years ended December 31, 2024 and December 31, 2023 were as follows:

	Fees
	2024	2023
Audit Fees	$185,000	$185,000
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Total	$185,000	$185,000

Audit Fees

This category includes fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. This category also includes fees associated with advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, statutory audits, and services related to Securities and Exchange Commission registration statements and filings.

Audit-Related Fees

We did not engage GBQ in the fiscal years ended December 31, 2024 and 2023 for fees for assurance and related services that are traditionally performed by our independent registered public accounting firm, such as due diligence services related to mergers and acquisitions, accounting consultations, and attestation services that are not required by statute or regulation.

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Tax Fees

We did not engage GBQ for tax planning for merger and acquisition activities, tax consultations, the review of income tax returns and assistance with state tax examinations during the fiscal years ended December 31, 2024 and 2023.

All Other Fees

We did not engage GBQ to provide any information technology services or any other services during the fiscal years ended December 31, 2024 and 2023.

Audit Committee Pre-Approval Policy

Our Audit Committee specifically approved the audit and audit-related services performed by GBQ for the periods ended December 31, 2024 and 2023, when applicable.

For the fiscal year ending December 31, 2025, our Audit Committee pre-approved audit-related and non-audit related services not prohibited by law to be performed by our independent registered public accountants and associated fees. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. Audit Committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC.

Vote Required

The affirmative “FOR” vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment by the Audit Committee of GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2:
THE RATIFICATION OF THE APPOINTMENT OF GBQ
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025

Proxy cards properly signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects the beneficial ownership of the Company’s common stock by all our executive officers and directors, and by each stockholder who beneficially owns more than 5% of the Company’s common stock, as of April 25, 2025.

The information provided in the table below is based on our records, information filed with the SEC and information provided by our directors and executive officers. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Intellinetics, Inc., 2190 Dividend Dr., Columbus, Ohio 43228.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Outstanding (1)
DIRECTORS AND OFFICERS
James F. DeSocio	185,909	(2)	4.18%
Matthew L Chretien	96,749	(3)	2.22%
Joseph D. Spain	95,677	(4)	2.19%
John Guttilla	30,905	(5)	*
Stanley P. Jaworski, Jr.	11,405	(6)	*
Paul Seid	195,523	(7)	4.53%
Michael N. Taglich	848,506	(8)	19.32%
Russell Bernier	3,600	(9)	*

Officers and Directors as a Group (8 Persons)	1,468,274	(10)	31.59%

HOLDERS OF MORE THAN 5% BENEFICIAL OWNERSHIP
Robert F. Taglich	560,499	(11)	12.80%

*Less than 1%

(1)	Based upon 4,314,458 shares of common stock issued and outstanding, plus shares beneficially owned but not issued for each respective stockholder.
(2)	Beneficial ownership includes 127,854 shares of common stock underlying stock options issued to Mr. DeSocio, exercisable within 60 days of April 25, 2025.
(3)	Beneficial ownership includes 41,464 shares of common stock underlying stock options and warrants issued to Mr. Chretien, exercisable within 60 days of April 25, 2025.
(4)	Beneficial ownership includes 63,927 shares of common stock underlying stock options issued to Mr. Spain, exercisable within 60 days of April 25, 2025.
(5)	Beneficial ownership includes 6,000 shares of common stock underlying stock options issued to Mr. Guttilla, exercisable within 60 days of April 25, 2025.
(6)	Beneficial ownership includes 6,000 shares of common stock underlying stock options issued to Mr. Jaworski, exercisable within 60 days of April 25, 2025.
(7)	Beneficial ownership includes 6,000 shares of common stock underlying stock options issued to Mr. Seid, exercisable within 60 days of April 25, 2025.
(8)	Beneficial ownership includes 78,124 shares of common stock underlying stock options and warrants issued to Mr. M. Taglich, exercisable within 60 days of April 25, 2025.
(9)	Beneficial ownership includes 3,600 shares of common stock underlying warrants issued to Mr. Bernier, exercisable within 60 days of April 25, 2025.
(10)	Beneficial ownership includes 332,969 shares of common stock underlying stock options and warrants issued to the group, as disclosed in (2) through (6) above, exercisable within 60 days of April 25, 2025.
(11)	Beneficial ownership includes 66,125 shares of common stock underlying warrants issued to Mr. R. Taglich, exercisable within 60 days of April 25, 2025.

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EXECUTIVE COMPENSATION

As a “smaller reporting company” under SEC rules, our named executive officers (or NEOs) for our last completed fiscal year consisted of (i) our principal executive officer, and; (ii) our two most highly compensated executive officers, other than the principal executive officer. For the year ended December 31, 2024, our NEOs were the following individuals:

●	James F. DeSocio, our current President and Chief Executive Officer;

●	Joseph D. Spain, our current Chief Financial Officer and Treasurer ;

●	Matthew L. Chretien, our current Secretary and Chief Strategy Officer.

Summary Compensation Table

The following table sets forth certain information relating to the total compensation earned for services rendered to us in all capacities by our NEOs for 2024 and 2023.

Name & Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Nonequity incentive plan compensation Awards ($)	All Other Compensation ($)		Total ($)
James F. DeSocio	2024	355,000	264,900	73,139	1,964	(2)	695,003
President and Chief Executive Officer	2023	300,000	0	60,000	2,225	(2)	362,225

Joseph D. Spain	2024	240,000	220,750	48,760	6,347	(3)	515,857
Chief Financial Officer and Treasurer	2023	200,000	0	30,000	6,342	(3)	236,342

Matthew L. Chretien	2024	212,000	220,750	46,960	14,776	(4)	494,486
Secretary and Chief Strategy Officer	2023	200,000	0	30,000	14,778	(4)	244,778

(1) The amounts in this column reflect the aggregate grant date fair value of stock awards computed in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, based on the closing sale price of our common stock on the date of grant. The amounts shown in this column are not necessarily indicative of the actual value that will be realized by the named executive officers with respect to such awards.

(2) Mr. DeSocio received other compensation in the form of Health and Welfare Related Insurance Premiums ($261), Life Insurance Premiums ($26), and cell phone allowance ($1,677) in 2024; Health and Welfare Related Insurance Premiums ($250), Life Insurance Premiums ($26), Short-Term Disability Insurance Premiums ($393), and cell phone allowance ($1,555) in 2023.

(3) Mr. Spain received other compensation in the form of Health and Welfare Related Insurance Premiums ($5,661), Life Insurance Premiums ($26), and cell phone allowance ($660) in 2024; Health and Welfare Related Insurance Premiums ($5,398), Life Insurance Premiums ($26), Short-Term Disability Insurance Premiums ($318), and cell phone allowance ($600) in 2023.

(4) Mr. Chretien received other compensation in the form of Health and Welfare Related Insurance Premiums ($14,090), Life Insurance Premiums ($26), and cell phone allowance ($660) in 2023; Health and Welfare Related Insurance Premiums ($13,821), Life Insurance Premiums ($26), Short-Term Disability Insurance Premiums ($331), and cell phone allowance ($600) in 2023.

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Employment Agreements with our Executive Officers

Pension Benefits

We do not provide, sponsor or maintain any pension arrangements for our named executive officers or for our employees. Our named executive officers are eligible to participate in our 401(k) defined contribution plan. James DeSocio, Joseph Spain and Matthew Chretien participated in our 401(k) plan during fiscal 2024 and 2023.

Non-Qualified Deferred Compensation

We do not provide and we have not adopted any non-qualified deferred contribution plans or other deferred compensation plans. In the future, the Compensation Committee may elect to provide our officers and other employees with non-qualified deferred contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Employment Agreements with our Executive Officers

On December 1, 2016, pursuant to an Offer of Employment and Employment Agreement, the Company appointed Joseph D. Spain as the Chief Financial Officer. On September 25, 2017, pursuant to an offer letter agreement, the Company appointed James F. DeSocio as its President and Chief Executive Officer. Intellinetics Ohio is a party to an employment agreement with Matthew L. Chretien, dated as of September 16, 2011.

Offer Letter Agreement with James F. DeSocio

Under this offer letter agreement, James F. DeSocio (i) receives compensation at the rate of $270,000 per year (which was subsequently reduced by mutual agreement and later increased by the Compensation Committee to $355,000), (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, and use of certain company-paid technology, and (iii) may become eligible, at the sole discretion of the Company, for profit sharing, and other bonuses. The term of the agreement is indefinite, and James F. DeSocio is an “at will” employee. Under the agreement, James F. DeSocio covenants (i) not to disclose trade secrets or proprietary information of the Company, (ii) not to solicit customers, clients, or employees of the Company for a period of two years after termination of the agreement, and (iii) not to compete with the Company in the State of Ohio for a period of six months after termination of his employment. On March 19, 2024, the Compensation Committee agreed to severance payments for one year’s base salary upon a change of control and six months’ base salary upon any other termination by the Company without cause or by Mr. DeSocio for good reason.

Employment Agreement with Joseph D. Spain

Under this employment agreement, Joseph D. Spain (i) receives compensation at the rate of $140,000 per year (which amount was increased to $240,000 per year by the Compensation Committee), (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, and use of certain company-paid technology, and (iii) may become eligible, at the sole discretion of the Company, for profit sharing and bonuses. The term of the agreement is indefinite, and Joseph D. Spain is an “at will” employee. Under the agreement, Joseph D. Spain covenants (i) not to disclose trade secrets or proprietary information of the Company, (ii) not to solicit customers, clients, or employees of the Company for a period of two years after termination of the agreement, and (iii) not to compete with the Company in the State of Ohio for a period of six months after termination of his employment. On March 19, 2024, the Compensation Committee agreed to severance payments for one year’s base salary upon a change of control and six months’ base salary upon any other termination by the Company without cause or by Mr. Spain for good reason.

Employment Agreement with Matthew L. Chretien

Under this employment agreement, Matthew L. Chretien agreed to serve as the Interim President and Chief Executive Officer, Principal Accounting Officer, and Treasurer of Intellinetics, and to devote his full-time efforts to his employment with Intellinetics. Pursuant to the agreement, Matthew L. Chretien (i) receives compensation at the rate of $195,000 per year (which was subsequently reduced by mutual agreement and later increased by the Compensation Committee to $212,000), (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, and use of certain company-paid technology, and (iii) may become eligible, at the sole discretion of Intellinetics, for profit sharing, commissions, and bonuses, and (iv) was entitled to receive deferred compensation in the form of a lump sum payment of $100,828 on March 31, 2015. The Company notified Mr. Chretien on March 31, 2015, that payment of the lump sum amount scheduled for March 31, 2015 was deferred subject to the Company’s available cash flow, and was subsequently paid in full in 2022. The term of the agreement is indefinite, and both parties stipulate and agree that Matthew L. Chretien is an “at will” employee under Ohio law, which governs the agreement. The agreement can also terminate (i) if Intellinetics discontinues the operation of its business, or (ii) at the option of Intellinetics in the event that Matthew L. Chretien becomes permanently disabled. Under the agreement, Matthew L. Chretien covenants (i) not to disclose trade secrets or proprietary information of Intellinetics, (ii) not to solicit customers, clients, or employees of Intellinetics for a period of two years after termination of the agreement, and (iii) not to compete with Intellinetics in the State of Ohio for a period of six months after termination of his employment. Since the date of the agreement, Mr. Chretien has resigned the titles of President, Chief Executive Officer, Principal Accounting Officer, and Treasurer, and currently holds the titles of Secretary, Chief Technology Officer, and Chief Strategy Officer.

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OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END

The following table sets forth information regarding the outstanding equity awards, consisting of unvested and/or unexercised stock options held by our NEOs as of December 31, 2024:

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date
James F. DeSocio President and Chief Executive Officer	25,000	-		6.50	12/31/2025
	25,000	-		4.00	9/1/2030
	52,262	25,592	(1)	6.08	4/13/2032

Joseph D. Spain Chief Financial Officer and Treasurer	2,000	-		6.50	12/7/2026
	3,000	-		6.50	3/10/2029
	20,000	-		4.00	9/1/2030
	25,952	12,975	(2)	6.08	4/13/2032

Matthew L. Chretien Secretary and Chief Strategy Officer	2,000	-		6.50	12/31/2025
	20,000	-		4.00	9/1/2030
	12,976	6,488	(3)	6.08	4/13/2032

(1) Options are subject to 3-year time-based vesting, with 25,592 vesting on April 14, 2025.

(2) Options are subject to 3-year time-based vesting, with 12,975 vesting on April 14, 2025.

(3) Options are subject to 3-year time-based vesting, with 6,488 vesting on April 14, 2025.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2024, with respect to the Intellinetics Inc. 2015 Equity Incentive Plan, the Intellinetics, Inc. 2023 Non-Employee Director Compensation Plan, and the Intellinetics Inc. 2024 Equity Incentive Plan, all of which have been approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	374,411	$6.20	318,701
Equity compensation plans not approved by security holders	0	0	0
Total	374,411	$6.20	318,701

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pay versus performance

As required by Item 402(v) of Regulation S-K, the following tables present information of the compensation of our our Principal Executive Officer (“PEO”) and our other Non-PEO NEOs in comparison to certain performance metrics for 2024 and 2023. The metrics differ from those that the Compensation Committee uses when setting executive compensation. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table Total Values for the applicable year as described in the footnotes to the table.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation actually paid to PEO(2) ($)	Average summary compensation table total for non-PEO named executive officers(3) ($)	Average compensation actually paid to non-PEO named executive officers(4) ($)	Value of initial fixed $100 investment based on Total Shareholder Return (“TSR”)(5) ($)	Net Income ($)	Adjusted EBITDA(7) ($)
2024	695,003	1,110,123	505,172	684,531	181.88	(546,215)	2,451,882
2023	362,225	382,692	240,560	249,080	66.93	519,266	2,744,649
2022	724,398	527,166	363,036	264,316	90.66	24,027	2,413,901

(1)	The dollar amounts shown in this column are the amounts of total compensation reported for Mr. DeSocio (our PEO) for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)	The dollar amounts reported in this column represent the amount of CAP to Mr. DeSocio, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. DeSocio during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. DeSocio’s total compensation for each year to determine the CAP:

PEO
Year	Reported Summary Compensation Table Total ($)	Reported value of equity awards(a) ($)	Equity award adjustments(b) ($)	Compensation actually paid ($)
2024	695,003	264,900	680,020	1,110,123
2023	362,225	0	20,467	382,692
2022	724,398	406,753	209,521	527,166

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The amounts deducted or added, as applicable, in calculating the equity award adjustments are as follows:

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PEO
Year	Year-end fair value of equity awards granted and unvested in the year ($)	Year over year change in fair value of outstanding and unvested equity awards ($)	Year over year change in fair value of equity awards granted in prior years that vested in the year ($)	Total equity awards adjustments ($)
2024	275,000	180,094	224,927	680,020
2023	0	13,259	7,208	20,467
2022	265,538	(37,344)	(18,672)	209,521

(3)	The dollar amounts reported in this column represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (other than Mr. DeSocio) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. DeSocio) included for purposes of calculating the average amounts in each of 2024 and 2023 are Joseph D. Spain and Matthew L. Chretien.

(4)	The dollar amounts reported in this column represent the average amount of CAP to the NEOs as a group (identified in Footnote 3), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for these NEOs as a group for each year to determine the CAP, using the same methodology described above in Note 2(b):

Non-PEO NEOs
Year	Reported Summary Compensation Table ($)	Reported value of equity awards(a) ($)	Equity award adjustments(b) ($)	Compensation actually paid ($)
2024	505,172	220,750	400,109	684,531
2023	240,560	0	8,520	249,080
2022	363,036	152,534	53,814	264,316

Non-PEO NEOs
Year	Average year end fair value of equity awards granted and unvested in the year ($)	Average year over year change in fair value of outstanding and unvested equity awards ($)	Average year over year change in fair value of equity awards granted in prior years that vested in the year ($)	Total equity awards adjustments ($)
2024	229,171	67,536	103,402	400,109
2023	0	5,464	3,056	8,520
2022	99,577	(30,351)	(15,413)	53,814

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(7)	While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link company performance to compensation actually paid to the company’s NEOs, for the most recently completed fiscal year. See Appendix B for a reconciliation of Net Income to Adjusted EBITDA for the years ended December 31, 2024 and 2023.

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Pay Versus Performance Narrative Disclosure

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table on CAP and each of TSR, net income, and Adjusted EBITDA.

We do not utilize TSR and net income in our executive compensation program. However, we do utilize Adjusted EBITDA and several other performance measures to align executive compensation with our performance. Part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, subject to certain employment criteria. Additionally, we view restricted stock awards and stock options, which are an integral part of our executive compensation program, as related to Company performance although not directly tied to TSR, because they provide additional value if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These stock awards strongly align our executive officers’ interest with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

With respect to net income, specifically, we prefer to use Adjusted EBITDA to evaluate our executives’ performance due to the following items that we do not believe reflect the overall performance of the Company: (i) note conversion and note or equity offer warrant or stock expense related to unusual financing activities in 2022, (ii) gain or loss on debt extinguishment, (iii) occasional stock-based compensation, and (iv) transaction costs relating to financing and M&A activity from 2022.

The following graph illustrates the relationship during 2022-2024 of the CAP for our CEO and other NEOs as calculated pursuant to SEC rules to our TSR.

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The following graph illustrates the relationship during 2022-2024 of the CAP for our CEO and other NEOs as calculated pursuant to SEC rules to our net income.

The following graph illustrates the relationship during 2022-2024 of the CAP for our CEO and other NEOs as calculated pursuant to SEC rules to our Adjusted EBITDA.

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Director Compensation

The following table summarizes the total compensation we paid to our non-employee directors for the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash	Option Awards($)(1)	Total($)
(a)	(b)	(d)	(h)
Roger Kahn	$30,000	40,289	70,289
John Guttilla	$35,000	40,289	75,259
Stanley Jaworski, Jr.	$30,000	40,289	65,289
Paul Seid	$25,000	40,289	70,289
Michael Taglich	$40,000	80,579	120,579

(1) Stock option awards set forth in column (d) were fully vested at the time of grant.

On  April 1, 2025, the Compensation Committee, pursuant to the authority given to it by the Board, approved the following annual compensation for non-employee directors:

Cash Compensation

●	$27,000 base annual amount for all Board members;
●	An additional $15,000 per year payable to the Board Chair;
●	An additional $15,000 per year payable to the Audit Committee Chair;
●	An additional $5,000 per year payable to the Compensation Committee Chair;

Equity Compensation

●	Base annual amount of 4,500 fully vested Non-Qualified Stock Options;
●	An additional annual amount of 4,500 fully vested Non-Qualified Stock Options for the Board Chair.

No additional compensation was paid to directors for meetings attended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The written charter for the Audit Committee requires that all transactions between the Company and any related person be reviewed, approved, and overseen by the Audit Committee, which is comprised of independent directors. Related person transactions are those transactions covered by Item 404 of Regulation S-K.

Certain Relationships and Related Transactions

The following is a summary of the related person transactions that Intellinetics has participated in at any time during each of the previous two fiscal years.

2022 Promissory Notes Due in 2025

Certain related persons hold 12% subordinated notes that were issued as part of a private placement in 2022. The principal amount of the 12% subordinated notes, together with any accrued and unpaid interest thereon, become due and payable on March 30, 2025.

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The following related persons continue to hold such promissory notes:

Name of Investor	Relationship to the Company	Principal Amount of Notes Purchased	Date of Transaction
Robert F. Taglich	Beneficially owns more than 5% of the common stock of the Company	$600,000	04/01/2022

Promoters and Certain Control Persons

Michael N. Taglich, a director and a beneficial owner of more than 5% of the Company’s common stock, is the Co-Founder, President, Chairman, and a principal at Taglich Brothers, Inc. Robert F. Taglich, a beneficial owner of more than 5% of the Company’s common stock, is the Co-Founder, Managing Director, and a principal of Taglich Brothers, Inc.

We also retain Taglich Brothers, Inc. at an annual rate of $18,000 per year for issuer-paid stock research.

Indemnification of Officers and Directors

The Nevada General Corporation Law and our bylaws provide for the indemnification of directors, officers and certain other persons in the circumstances outlined below.

Actions other than by the Company

The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person (i) was liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his or her conduct was unlawful.

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Actions by the Company

The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Successful Defense

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the Company against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Required Approval

Any discretionary indemnification, unless ordered by a court, must be made by the Company only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances. The determination must be made by (i) the stockholders, (ii) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (iii) if a majority of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Advance of Expenses

The articles of incorporation, the bylaws, or an agreement made by the Company may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

Other Rights

The indemnification provisions above and the advancement of expenses (i) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in his or her official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of the action, and (ii) continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

Intellinetics has obtained liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacities as directors and officers of the Company.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors currently consists of three members of the Board, each of whom is independent under our standards of director independence, the current listing standards of the NYSE American Stock Exchange and the applicable rules and regulations of the SEC. The Audit Committee met four times during 2024 and operates under a formal written charter, which has been approved by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

Our management is responsible for the preparation, presentation and integrity of our financial statements and for establishing and maintaining the integrity of our accounting and financial reporting processes, including our system of internal control over financial reporting, the audit process and the process for monitoring compliance with laws and regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion and issuing a report as to the conformity of such financial statements with generally accepted accounting principles, as well as for issuing a report on the effectiveness of our internal control over financial reporting. The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to monitor and oversee the quality and integrity of these financial reporting processes, including reviewing the annual and quarterly financial information in the Company’s SEC reports and filings, and evaluating our system of internal controls established by our management. Additionally, the Audit Committee has the sole authority to appoint, retain, fix the compensation and other terms of, oversee and terminate our independent registered public accounting firm and to grant the prior approval of the nature and scope of and the fee arrangements for audit and permitted non-audit services by our independent registered public accounting firm.

In discharging its oversight responsibilities, the Audit Committee reviewed and discussed with management and with GBQ Partners LLC (“GBQ”), our independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended December 31, 2024. The Audit Committee met with GBQ, with and without management present, to discuss and review the results of their examination of our financial statements, our internal control over financial reporting and the overall quality and acceptability of our financial reporting and accounting principles. The Audit Committee also discussed with GBQ the matters required to be discussed by Statement on Auditing Standards No. 1301, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board. The Audit Committee also considered and discussed with management and GBQ other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

In addition, the Audit Committee received from GBQ the written disclosures and the letter from GBQ required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with GBQ their independence and considered the compatibility of non-audit services performed by GBQ with their independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which we filed with the SEC on March 24, 2025. In addition, the Audit Committee appointed GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and recommends that stockholders ratify that appointment.

The members of the Audit Committee are not professional accountants or members of a registered public accounting firm, and, as specified in its charter, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. In discharging its duties, the Audit Committee has relied on (i) management’s representation that our annual consolidated financial statements were prepared with integrity and objectivity and in accordance with generally accepted accounting principles, and (ii) the report of our independent registered public accounting firm with respect to such financial statements.

Audit Committee

John Guttilla, Chairman
Paul A. Seid Stanley P. Jaworski, Jr.

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INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or incorporated into any other filing that we make with the SEC.

Our 2024 Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and our audited consolidated financial statements for the fiscal year ended December 31, 2024, accompanies this proxy statement. We will provide, without charge, additional copies of our 2024 Annual Report to any stockholder upon receipt of a written request, addressed to us at:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

Attention: Investor Relations

Our 2024 Annual Report is also available electronically at ir.intellinetics.com/sec-filings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent (10%) of our common stock, who are hereinafter collectively referred to as the Reporting Persons, to file reports with the SEC of beneficial ownership and reports of changes in beneficial ownership of our common stock on Forms 3, 4 and 5. Reporting Persons are required by applicable SEC rules to furnish us with copies of all such forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, based solely on our review of the copies of the Forms 3, 4 and 5 received by us during the fiscal year ended December 31, 2024 and representations that no other reports were required, we believe that all reports required to be filed by such persons with respect to the Company’s fiscal year ended December 31, 2024, were timely filed, with the exception of the following transaction:

Michael Taglich purchased shares on August 19, 2024; the Form 4 for this transaction was filed on August 30, 2024.

STOCKHOLDER PROPOSALS

Stockholders may submit proper proposals for consideration at future stockholder meetings, if they comply with the requirements of federal and state laws and regulations and our amended and restated by-laws, which are summarized below.

Proposals to be Included in our Proxy Materials

In order for a stockholder proposal to be considered for inclusion in our proxy materials for our 2026 annual meeting of stockholders, the written proposal must be received by our Chief Financial Officer at our principal executive offices on or before January 2, 2026. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act, including the SEC regulations under Rule 14a-8. The timely submission of a stockholder proposal does not guarantee that it will be included in our proxy materials for the 2026 annual meeting of stockholders.

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Notice and Other Information

All notices of nominations for director and proposals of other items of business by stockholders, whether or not to be included in our proxy materials, must be sent to us as follows:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

Attention: Chief Financial Officer

Any stockholder proposal or director nomination must also comply with all other applicable provisions of our Articles of Incorporation and our by-laws, the Exchange Act (including the rules and regulations under the Exchange Act), and Nevada law. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. If we do not exclude the proposal, then the persons appointed as proxies in the proxy card solicited by the Board of Directors for the 2025 annual meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any proposal submitted outside of Rule 14a-8.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons appointed as proxies in the accompanying proxy card will have the discretionary authority to vote the shares represented by the proxy card on such matters in accordance with their best judgment.

By Order of the Board of Directors

James F. DeSocio
President and Chief Executive Officer

Columbus, Ohio

April 30, 2025

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 18, 2025:

This proxy statement and our 2024 Annual Report to Stockholders are available at

ir.intellinetics.com/sec-filings.

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Appendix A

INTELLINETICS, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

1. PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Intellinetics, Inc. (the “Corporation”) is to oversee the Corporation’s accounting and financial reporting processes and the audit of the Corporation’s financial statements.

The primary role of the Committee is to oversee the financial reporting and disclosure process. To fulfill this obligation, the Committee relies on: management for the preparation and accuracy of the Corporation’s financial statements; both management and the Corporation’s internal audit department for establishing effective internal controls and procedures to ensure the Corporation’s compliance with accounting standards, financial reporting procedures and applicable laws and regulations; and the Corporation’s independent auditors for an unbiased, diligent audit or review, as applicable, of the Corporation’s financial statements and the effectiveness of the Corporation’s internal controls. The members of the Committee are not employees of the Corporation and are not responsible for conducting the audit or performing other accounting procedures.

2. COMPOSITION AND MEETINGS

The Committee shall consist of no fewer than two members of the Board. Each member of the Committee shall be independent in accordance with the requirements of Rule 10A-3 of the Securities Exchange Act of 1934 and the rules of the NYSE American Stock Market. No member of the Committee can have participated in the preparation of the Corporation’s or any of its subsidiaries’ financial statements at any time during the past three years.

Each member of the Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. At least one member of the Committee must be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. A person who satisfies this definition of audit committee financial expert will also be presumed to have financial sophistication.

The members of the Committee shall be appointed by the Board. The members of the Committee shall serve for such term or terms as the Board may determine or until earlier resignation or death. The Board may remove any member from the Committee at any time with or without cause.

3. AUTHORITY AND RESPONSIBILITIES

The Committee shall have the following authority and responsibilities:

To (1) select and retain an independent registered public accounting firm to act as the Corporation’s independent auditors for the purpose of auditing the Corporation’s annual financial statements, books, records, accounts and internal controls over financial reporting, subject to ratification by the Corporation’s shareholders of the selection of the independent auditors, (2) set the compensation of the Corporation’s independent auditors, (3) oversee the work done by the Corporation’s independent auditors and (4) terminate the Corporation’s independent auditors, if necessary.

To select, retain, compensate, oversee and terminate, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation.

To pre-approve all audit and permitted non-audit and tax services that may be provided by the Corporation’s independent auditors or other registered public accounting firms, and establish policies and procedures for the Committee’s pre-approval of permitted services by the Corporation’s independent auditors or other registered public accounting firms on an ongoing basis.

At least annually, to obtain and review a report by the Corporation’s independent auditors that describes (1) the accounting firm’s internal quality control procedures, (2) any material issues raised by the most recent quality control review, peer review or Public Company Accounting Oversight Board review of the firm, or by any other inquiry or investigation by governmental or professional authorities in the past five years regarding one or more audits carried out by the firm and any steps taken to deal with any such issues, and (3) all relationships between the firm and the Corporation or any of its subsidiaries; and to discuss with the independent auditors this report and any relationships or services that may impact the objectivity and independence of the auditors.

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At least annually, to evaluate the qualifications, performance and independence of the Corporation’s independent auditors, including an evaluation of the lead audit partner; and to assure the regular rotation of the lead audit partner at the Corporation’s independent auditors and consider regular rotation of the accounting firm serving as the Corporation’s independent auditors.

At least annually, to present the Committee’s conclusions regarding the qualifications, independence and performance of the independent auditors to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself as to the qualifications, performance and independence of the independent auditors.

To review and discuss with the Corporation’s independent auditors (1) the auditors’ responsibilities under generally accepted auditing standards, (2) the scope and timing of the annual audit and (3) the results, including significant findings, of the annual audit.

To obtain and review a report by the Corporation’s independent auditors that describes: (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles (“ GAAP ”) that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (3) other material written communications between the auditors and management.

To review with the Corporation’s independent auditors (1) any audit problems or difficulties, including difficulties encountered by the Corporation’s independent auditors during their audit work (such as restrictions on the scope of their activities or their access to information, (2) any significant disagreements with management and (3) management’s response to these problems, difficulties or disagreements; and to resolve any disagreements between the Corporation’s auditors and management.

To review with management and the Corporation’s independent auditors: any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Corporation’s selection or application of accounting policies; any significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including the effects of alternative GAAP methods; and the effect of regulatory and accounting initiatives and off-balance sheet structures on the Corporation’s financial statements.

To review with management, the internal audit department and the Corporation’s independent auditors the adequacy and effectiveness of the Corporation’s internal controls, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Corporation’s internal controls and any special audit steps adopted in light of any material control deficiencies, and any fraud involving management or other employees with a significant role in such internal controls, and review and discuss with management and the Corporation’s independent auditors disclosure relating to the Corporation’s internal controls, the independent auditors’ report on the effectiveness of the Corporation’s internal control over financial reporting and the required management certifications to be included in or attached as exhibits to the Corporation’s annual report on Form 10-K or quarterly report on Form 10-Q, as applicable.

To review and discuss with the Corporation’s independent auditors and management the Corporation’s annual audited financial statements (including the related notes), the form of audit opinion to be issued by the auditors on the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Corporation’s annual report on Form 10-K before the Form 10-K is filed.

To recommend to the Board that the audited financial statements and the MD&A section be included in the Corporation’s Form 10-K and produce the audit committee report required to be included in the Corporation’s proxy statement.

To review and discuss with the Corporation’s independent auditors and management the Corporation’s quarterly financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Corporation’s quarterly report on Form 10-Q before the Form 10-Q is filed.

To review and approve the functions of the Corporation’s internal audit department, scope, performance and results of such department’s internal audit plans, including any reports to management and management’s response to those reports.

To review and discuss with management and the Corporation’s independent auditors: the Corporation’s earnings press releases, including the type of information to be included and its presentation and the use of any pro forma or adjusted non-GAAP information, before their release to the public; and any financial information and earnings guidance provided to analysts and ratings agencies, including the type of information to be disclosed and type of presentation to be made.

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To review and discuss with management and the internal audit department policies and guidelines to govern the process by which management assesses and manages the Corporation’s risks, including the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

To review the Corporation’s compliance with applicable laws and regulations and to review and oversee any policies, procedures and programs designed to promote such compliance.

To discuss with the Corporation’s general counsel or legal counsel any legal matters that may have a significant impact on the financial statements or the Corporation’s compliance policies.

To set clear Corporation hiring policies for employees or former employees of the Corporation’s independent auditors that participated in any capacity in any Corporation audit.

To establish and oversee procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters.

To review, approve and oversee any transaction between the Corporation and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis, in accordance with Corporation policies and procedures.

4. OUTSIDE ADVISORS

The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of independent outside counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter. The Committee shall set the compensation, and oversee the work, of any outside counsel and other advisors.

The Committee shall receive appropriate funding from the Corporation, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to the Corporation’s independent auditors, any other accounting firm engaged to perform services for the Corporation, any outside counsel and any other advisors to the Committee.

The Board shall designate a member of the Committee as the chairperson. The Committee shall meet not less frequently than quarterly at such times and places as it deems necessary to fulfill its responsibilities. The Committee shall report regularly to the Board regarding its actions and make recommendations to the Board as appropriate. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee shall meet separately, and periodically, with management, members of the Corporation’s internal audit department and representatives of the Corporation’s independent auditors, and shall invite such members to its meetings as it deems appropriate, to assist in carrying out its duties and responsibilities. However, the Committee shall meet regularly without such members present.

The Committee shall review this Charter at least annually and recommend any proposed changes to the Board for approval.

5. DELEGATION OF AUTHORITY

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

6. MINUTES AND PERFORMANCE EVALUATION

The Committee shall maintain written minutes of its meetings that will be filed with the minutes of the meetings of the Board.

The Committee shall conduct an annual evaluation of the performance of its duties under this Charter and shall present the results of the evaluation to the Board. The Committee shall conduct this evaluation in such manner as it deems appropriate.

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INTELLINETICS, INC.

COMPENSATION COMMITTEE CHARTER

1. PURPOSE

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Intellinetics, Inc. (the “Corporation”) is to carry out the Board’s responsibilities relating to the review and determination of the compensation of the Corporation’s directors and executive officers.

2. COMPOSITION OF THE COMMITTEE

The Committee shall consist of two or more directors, as determined from time to time by the Board. Each member of the Committee shall be appointed by the Board and shall serve until his or her successor is duly appointed, or until such member’s earlier resignation or removal. The Board may remove or replace any member at any time and for any reason, with or without cause. The Board shall appoint one of the members of the Committee as Chairperson. The Chairperson, or in his or her absence a member designated by the Chairperson, will chair all meetings of the Committee and set the agenda for Committee meetings.

3. MEETINGS AND PROCEDURES

The Committee shall meet at least twice each year and more frequently as the Committee deems necessary or desirable. The Committee shall report regularly to the Board regarding its actions and make recommendations to the Board as appropriate. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee may, at its own discretion, include in its meetings members of the Corporation’s management, representatives of the independent auditor, the internal auditor, or any other financial or compensation personnel employed or retained by the Corporation or any other person whose presence the Committee believes to be necessary or appropriate. In all cases, however, the chief executive officer (“CEO”) and any other officers shall not be present at meetings at which their compensation or performance is discussed or determined. Also, the Committee may exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

The Committee will maintain written minutes of its meetings, which minutes will be maintained with the books and records of the Corporation.

The Committee shall review this Charter at least annually and recommend any proposed changes to the Board for approval.

4. AUTHORITY AND RESPONSIBILITY

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has authority, to the extent it deems necessary or appropriate in its sole discretion, to retain and terminate its own special legal counsel, compensation consultants, or other experts or consultants, with such fees paid at the Corporation’s expense.

Any compensation consultant retained by the Committee to assist with its responsibilities relating to executive compensation shall not be retained by the Corporation for any compensation or other human resource matters. The compensation consultant, outside counsel and any other advisors retained by the Committee shall be independent as determined in the discretion of the Committee.

The Committee shall have the following authority and responsibilities:

(a)	To establish and annually review and approve corporate goals and objectives relevant to the compensation of the Corporation’s CEO, evaluate at least annually the CEO’s performance in light of these goals and objectives, and determine and approve the CEO’s compensation based on this evaluation. In evaluating and determining CEO compensation, the Committee shall consider the results of the most recent shareholder advisory vote on executive compensation required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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(b)	To approve the compensation of all other executive officers. In evaluating and determining executive compensation, the Committee shall consider the results of the most recent shareholder advisory vote on executive compensation required by Section 14A of the Exchange Act.

(c)	To review and approve and, when appropriate, recommend to the Board for approval, the employment agreements and severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans. In reviewing and approving such agreements, the Committee shall consider the results of the most recent shareholder advisory vote on executive compensation required by Section 14A of the Exchange Act.

(d)	To review and approve and, when appropriate, recommend to the Board for approval, incentive compensation plans and equity-based plans, and where appropriate or required, recommend for approval by the shareholders of the Corporation, which includes the ability to adopt, amend and terminate such plans. In reviewing and approving such plans, the Committee shall consider the results of the most recent shareholder advisory vote on executive compensation required by Section 14A of the Exchange Act. The Committee shall also have the authority to administer the Corporation’s incentive compensation plans and equity-based plans, including:

(i)	Setting performance targets relating to performance-based equity awards as appropriate, and committing to writing any and all such performance targets for all executive officers who may be “covered employees” under Section 162(m) of the Internal Revenue Code (the “Code”) in order for such target to be “pre-established” within the meaning of Section 162(m);

F”(ii)	Certifying that any and all performance targets used for any performance-based equity compensation plans or awards have been met before vesting, before payment of any award amounts, or before exercise of any executive award granted under any such awards or plans;

(iii)	Reviewing, recommending and approving any awards under any equity compensation plan to executive officers and other eligible employees; and

(iv)	Approving which executive officers are entitled to awards under the Corporation’s equity compensation plans.

(e)	To administer any annual bonus or long-term incentive cash-based compensation plans, including:

(i)	Setting performance goals as appropriate and committing to writing any and all performance targets for all executive officers who may be “covered employees” under Section 162(m) of the Code within the first 90 days of the performance period to which such target relates or, if shorter, within the period provided by Section 162(m) of the Code in order for such target to be “pre-established” within the meaning of Section 162(m);

(ii)	Certifying that any and all performance targets used for any performance-based compensation plans have been met before payment of any executive bonus or compensation under any such plans;

(iii)	Reviewing, recommending and approving the amount of any non-performance-based incentive compensation payable to the executive officers; and

(iv)	Approving all amendments to, and terminations of, all cash compensation plans and any awards under such plans.

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(f)	To review, and when appropriate, recommend to the Board for approval, all employee benefit plans for the Corporation, which includes the ability to adopt, amend and terminate such plans. The Committee shall also have the authority to administer such plans.

(g)	To determine stock ownership guidelines for the CEO and other executive officers and monitor compliance by executive officers with such guidelines.

(h)	To periodically review and make recommendations to the Board with respect to the compensation of the Corporation’s directors. No member of the Committee will act to fix his or her own compensation except for uniform compensation to directors for their services as a director.

(i)	To advise the Board with respect to the setting of compensation for senior executives whose compensation is not otherwise determined by the Committee.

(j)	To establish and periodically review all policies concerning executive officer perquisite benefits.

(k)	To review and discuss with management the Corporation’s Compensation Discussion & Analysis (“CD&A”) and the related executive compensation information, recommend that the CD&A and related executive compensation information be included in the Corporation’s annual report on Form 10-K and the proxy statement and to produce the compensation committee report on executive officer compensation required to be included in the Corporation’s proxy statement or annual report on Form 10-K.

(l)	To review and recommend to the Board for approval the frequency with which the Corporation will conduct shareholder advisory votes on executive compensation (“Say on Pay Vote”), taking into account the results of the most recent shareholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Corporation’s proxy statement.

(m)	To review the Corporation’s policies on the tax deductibility of compensation paid to “covered employees” (under Section 162(m)) and, as and when required, administer plans, establish performance goals and certify that performance goals have been attained for purposes of Section 162(m);

(n)	To review the Corporation’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.

5. DELEGATION OF AUTHORITY

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

6. PERFORMANCE EVALUATION

On an annual basis, the Committee will evaluate its own performance against the requirements of this Charter and report the results of its evaluation to the Board.

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INTELLINETICS, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Membership

The Nominating and Corporate Governance Committee (the “Committee”) of the board of directors (the “Board”) of Intellinetics, Inc. (the “Company”) shall consist of three or more directors. Each member of the Committee shall be independent in accordance with the requirements of Rule 10A-3 of the Securities Exchange Act of 1934 and the rules of the NYSE American Stock Exchange, unless otherwise permitted by the rules of the NYSE American Stock Exchange.

The members of the Committee shall be appointed by the Board based on recommendations from the nominating and corporate governance committee of the Board. The members of the Committee shall serve for such term or terms as the Board may determine or until earlier resignation or death. The Board may remove any member from the Committee at any time with or without cause.

Purpose

The purpose of the Committee is to carry out the responsibilities delegated by the Board relating to the Company’s director nominations process, developing and maintaining the Company’s corporate governance policies, and any related matters required by the federal securities laws.

Duties and Responsibilities

The Committee shall have the following authority and responsibilities:

To determine the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director (the “Director Criteria”).

To identify and screen individuals qualified to become members of the Board, consistent with the Director Criteria. The Committee shall consider any director candidates recommended by the Company’s stockholders pursuant to the procedures described in the Company’s proxy statement. The Committee shall also consider any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules and regulations and the provisions of the Company’s charter documents.

To make recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders.

To develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, to review these principles at least once a year and to recommend any changes to the Board.

To oversee the Company’s corporate governance practices and procedures, including identifying best practices and reviewing and recommending to the Board for approval any changes to the documents, policies and procedures in the Company’s corporate governance framework, including its articles of incorporation and by-laws.

To develop, subject to approval by the Board, a process for an annual evaluation of the Board and its committees and to oversee the conduct of this annual evaluation.

To review the Board’s committee structure and composition and to make recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairmen annually.

If a vacancy on the Board and/or any Board committee occurs, to identify and make recommendations to the Board regarding the selection and approval of candidates to fill such vacancy either by election by stockholders or appointment by the Board.

To review director compensation for service on the Board and Board committees at least once a year and to recommend any changes to the Board.

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To review, approve and oversee any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) on an ongoing basis.

To develop and recommend to the Board for approval standards for determining whether a director has a relationship with the Company that would impair its independence.

To review and discuss with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Committee and other Board committees, director independence and the director nominations process, and to recommend that this disclosure be, included in the Company’s proxy statement or annual report on Form 10-K, as applicable.

To develop and recommend to the Board for approval a Company Code of Conduct and Ethics (the “Code”), to monitor compliance with the Company’s Code, to investigate any alleged breach or violation of the Code, to enforce the provisions of the Code and to review the Code periodically and recommend any changes to the Board.

Outside Advisors

The Committee shall have the authority, in its sole discretion, to select, retain and obtain the advice of a director search firm as necessary to assist with the execution of its duties and responsibilities as set forth in this Charter. The Committee shall set the compensation and oversee the work of the director search firm. The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of outside counsel, an executive search firm and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter. The Committee shall set the compensation and oversee the work of its outside counsel, the executive search firm and any other advisors. The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to its search consultants, outside counsel and any other advisors.

Structure and Operations

The Board shall designate a member of the Committee as the chairperson. The Committee shall meet at least one time a year at such times and places as it deems necessary to fulfill its responsibilities. The Committee shall report regularly to the Board regarding its actions and make recommendations to the Board as appropriate. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee shall review this Charter at least annually and recommend any proposed changes to the Board for approval.

Delegation of Authority

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

Performance Evaluation

The Committee shall conduct an annual evaluation of the performance of its duties under this charter and shall present the results of the evaluation to the Board. The Committee shall conduct this evaluation in such manner as it deems appropriate.

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Appendix B

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance for purposes of executive incentive compensation as discussed in the “Pay versus Performance” Section of this proxy statement. Adjusted EBITDA is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income, appearing below, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

Reconciliation of Net Income to Adjusted EBITDA

	For the Twelve months Ended December 31,
	2024	2023
Net (loss) income - GAAP	$(546,215)	$519,266
Interest expense, net	372,710	588,203
Depreciation and amortization	1,128,613	974,527
Stock-based compensation	1,496,774	662,653

Adjusted EBITDA	$2,451,882	$2,744,649

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INTELLINETICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – JUNE 18, 2025 AT 3:00 PM EASTERN TIME

CONTROL ID:
REQUEST ID:

The stockholder(s) hereby appoint(s) James DeSocio, Joseph Spain and Matthew Chretien, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of Intellinetics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 p.m. Eastern Time on June 18, 2025, and any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/INLX
PHONE:	1-866-752-VOTE(8683)

→ **Please ensure you fold then detach and retain this portion of this Proxy** →

ANNUAL MEETING OF THE STOCKHOLDERS OF INTELLINETICS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Proposal 1 →	**FOR**	**WITHHOLD**
To elect six directors, to hold office for a term of one year.		
Michael N. Taglich	☐	☐
James F. DeSocio	☐	☐
John Guttilla	☐	☐
Stanley P. Jaworski, Jr.	☐	☐
Paul A. Seid	☐	☐
Russell Bernier	☐	☐

CONTROL ID:
REQUEST ID:

Proposal 2 →	**FOR**	**AGAINST**	**ABSTAIN**
To ratify the appointment of GBQ Partners LLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

Proposal 3

In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

____

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSALS 1 and 2.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ____________________, 2025

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

____

(Second Signature if held jointly)